*CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
AMENDMENT NUMBER NINE TO LOAN AND SECURITY AGREEMENT
This Amendment Number Nine to Loan and Security Agreement (this “Amendment”) is entered into as of June 26, 2026 (the “Ninth Amendment Effective Date”), by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), [***], administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), as lead arranger (in such capacity, together with its successors and assigns in such capacity, the “Lead Arranger”), and as book runner (in such capacity, together with its successors and assigns in such capacity, the “Book Runner”), on the one hand, and ADVANCED FLOWER CAPITAL INC., a Maryland corporation, formerly known as AFC Gamma, Inc. (“AFCI”) and TCGDL LLC, a Delaware limited liability company (“TCGDL”, and together with AFCI, each individually a “Borrower”, and collectively, jointly and severally, the “Borrowers”), on the other hand, in light of the following:

A.    Agent, the Lenders, the Lead Arranger, the Book Runner and Borrower are parties to that certain Loan and Security Agreement, dated as of April 29, 2022 (as amended, restated or otherwise modified from time to time, the “Agreement”);
B.    Borrowers have requested that the Lenders increase the aggregate Commitments to $110,000,000 resulting in a temporary increase of $30,000,000 (the “2026 Temporary Increase”) and the total amount of the 2026 Temporary Increase shall be supported by deposits maintained in the Borrowing Base Cash Account;
C.    Immediately after giving effect to such 2026 Temporary Increase, the Maximum Revolver Amount shall be increased in accordance with and subject to the terms of this Amendment; and
D.    In accordance with Section 16.1 of the Agreement, Agent, all of the Lenders, and the Borrower have agreed to amend the Agreement set forth herein.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Agent, the Lenders, and the Borrower hereby agree as follows as of the Ninth Amendment Effective Date:
1.    DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.
2.    AMENDMENTS.
(a)    The definition of “2026 Temporary Increase Period” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“‘2026 Temporary Increase Period’ means the period of time commencing on the Amendment Number Nine Effective Date and ending on the 2026 Temporary Increase Termination Date.”
110644934v6

(b)    The definition of “2026 Temporary Increase Termination Date” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“‘2026 Temporary Increase Termination Date’ means July 3, 2026.”
(c)    The definition of “Available Increase Amount” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Available Increase Amount” means, $0, as of any date of determination, provided that on the 2026 Temporary Increase Termination Date and thereafter, Available Increase Amount will mean an amount equal to the result of (a) $20,000,000 minus (b) the aggregate principal amount of Increases to the Commitments previously made pursuant to Section 2.13 of this Agreement after the 2026 Temporary Increase Termination Date.
(d)    Clause (a) of the definition of “Borrowing Base” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    Applicable Advance Rate of the Borrower Pro Rata Hold of the fair value of the loans under the Eligible Obligor Loan Receivables; provided, however, that the amount determined pursuant to this clause (a) shall not exceed $80,000,000 at any time during the 2026 Temporary Increase Period, plus”
(e)    The definition of “Eligible Obligor Loan Receivables” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“‘Eligible Obligor Loan Receivables’ means those Obligor Loan Receivables as of the Closing Date set forth on Schedule E-1 and additional Obligor Loan Receivables that comply in all material respects with the representations and warranties and covenants made by Borrower to the Lender Group in the Loan Documents respecting the Eligible Obligor Loan Receivables and are otherwise acceptable to Agent in its sole discretion as of the date of their initial inclusion in the Borrowing Base by Borrower and are added to Schedule E-1 by delivery to Agent of an updated Schedule E-1 approved by Required Lenders together with a certificate in the form of Exhibit E-1 signed by an officer of Borrower, and acknowledged and agreed to by Agent by the signature of one of its officers, certifying that the updated Schedule E-1 is true and correct in all material respects; provided that, unless otherwise approved by Required Lenders, (a) Obligor Loan Receivables with respect to an Obligor or its Affiliates in excess of twenty five percent (25%) of the fair value of all Eligible Obligor Loan Receivables shall be excluded from the Borrowing Base calculation at the time of determination to the extent of the obligations owing by such Obligor and its Affiliates in excess of such percentage, (b) if the Obligor Loan Agent under the applicable Obligor Loan Receivable is not a party to the Obligor Agent Agreement, then such Obligor Loan Receivable shall be excluded from the Borrowing Base calculation at the time of determination, provided that, solely with respect to the Activ8 Loan Receivable, such Obligor Loan Receivable shall not be excluded pursuant to this clause (b), notwithstanding that the Obligor Loan Agent is not a party to the Obligor Agent Agreement, so long as (i) the only lenders thereunder are [***] and TCGDL, or (ii) any additional lenders thereunder have been approved by Agent in writing, in its sole discretion, prior to such determination, and (c) if any Triggering Event occurs with respect to any Eligible Obligor Loan Receivable, Agent may, in its sole discretion, deem such Obligor Loan Receivable to be ineligible and exclude such Obligor Loan Receivable from the calculation of the Borrowing Base hereunder.”

(f)    The definition of “Maximum Revolver Amount” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“‘Maximum Revolver Amount’ means (i) during the 2026 Temporary Increase Period, $110,000,000, and (ii) on and after the 2026 Temporary Increase Termination Date, $80,000,000, in each case of the foregoing clauses (i) and (ii), decreased by the amount of reductions in the Commitments made in accordance with Section 2.3(c) of this Agreement and increased by the amount of any Increase made in accordance with Section 2.13 of this Agreement.”
(g)    The definition of “Triggering Event” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows
“‘Triggering Event’ means, (a) with respect to any Obligor Loan Receivable, (i) an “Event of Default” under the applicable Obligor Loan Documents, (ii) any amendment, modification, or waiver resulting in the release of any material portion of the collateral securing the applicable Obligor Loan Receivable or reducing or postponing any payments due under the Obligor Loan Receivable loan documents, (iii) other than as set forth in clause (c) of this definition, Borrower ceases to constitute Obligor Required Lenders under the applicable Obligor Loan Receivable, (iv) any other amendment, modification or waiver of any applicable Obligor Loan Documents which requires the consent of all lenders or all affected lenders under the terms of such Obligor Loan Documents as in effect at the time such Obligor Loan Receivables were first included in the Borrowing Base, (v) such Obligor Loan Receivable is determined to have a risk rating of 4 or worse, or (vi) any outstanding loan under the Obligor Loan Receivable is more than 30 days past due, (b) with respect to the STAT Loan Receivable, (i) the assignment by TCGDL of any portion of its rights or obligations with respect to the STAT Loan Documents to [***] and [***]’s joinder as a “Lender” (as such term is defined in the STAT Loan Agreement) pursuant to the STAT Loan Documents, or (ii) TCGDL’s failure to amend the STAT Loan Documents as [***] deems necessary, in its sole discretion, within ten (10) days of the earlier to occur of (x) the date that is ninety (90) after the Amendment Number Seven Effective Date, and (y) the date on which [***] confirms in writing to Borrowers that its request to become a “Lender” pursuant to the terms and provisions of the STAT Loan Agreement has been rejected by [***]’s credit committee, and (c) with respect to the Activ8 Loan Receivable, (i) the date upon which any amendment, waiver, consent, modification or other change to any of the Obligor Loan Documents is approved by the Obligor Required Lenders that, in the sole determination of the Agent, increases the credit risk associated with Activ8 Loan Receivable or any of the Obligor Loan Documents (including, for the avoidance of doubt, any amendment, waiver, consent, modification or other change to Article VI or Article VII of the Activ8 Loan Agreement), (ii) any Person becomes a “Lender” or acquires any voting interest in the Activ8 Loan Agreement, in each case, unless Agent has provided its prior written consent to such joinder, (iii) the Obligor Loan Agent terminates, relinquishes or otherwise fails to perform its duties as an investment advisor under the Activ8 Advisory Agreement, in any material respect pursuant to the terms of that certain Side Letter executed by and between TCGDL, or (iv) [***], a Delaware partnership, terminates, relinquishes or otherwise breaches any of the requirements under the Activ8 Advisory Agreement in any material respect.”
(h)    Section 1.1 of the Agreement is hereby amended by adding the following defined terms in their appropriate alphabetical order to read as follows:

‘Activ8 Advisory Agreement’ means that certain Non-Discretionary Advisory Agreement, dated as of January 23, 2026, by and between [***], a Delaware partnership and TCGDL.
‘Activ8 Loan Agreement’ means that certain Credit Agreement, dated as of February 3, 2026, by and among [***], in its capacity as administrative agent for the lenders, the financial institutions party thereto as lenders, BCIS AH BORROWER LLC, a Delaware limited liability company, as the borrower, and [***], a Delaware limited liability company and [***], a Delaware limited liability company and any other person that becomes a guarantor of the obligations thereunder, as guarantors, as may be amended, restated, supplemented or otherwise modified from time to time.
‘Activ8 Loan Assignment’ means that certain Assignment and Assumption, dated as of February 3, 2026, by and between [***], as assignor, and TCGDL, as assignee.
‘Activ8 Loan Documents’ means, collectively, (i) the Activ8 Loan Agreement, (ii) the Activ8 Loan Assignment, and (iii) any and all agreements, documents, instruments and certificates executed in connection therewith.
‘Activ8 Loan Receivable’ means all rights to payment of indebtedness and obligations (including without limitation, unpaid principal, accrued interest, costs, fees, expenses and indemnity obligations) owing by an Obligor in respect of a loan or loans or other financial accommodations made or extended by TCGDL to or for the benefit of such Obligor pursuant to the Activ8 Loan Documents, including without limitation all rights (including enforcement rights) under or pursuant to the Activ8 Loan Documents in respect thereof, and all supporting obligations in connection therewith.
‘Amendment Number Nine Effective Date’ means June 26, 2026.”
(i)    Clause (c) of Section 6.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“(c)    within forty five (45) days (or such later date as may be agreed to by Agent) following June 30 of each calendar year and ninety (90) days (or such later date as may be agreed to by Agent) following December 31 of each calendar year, commencing with the initial delivery within forty five (45) days following June 30, 2026, a third party valuation report with respect to all Obligor Loan Receivables identified by Borrower as Eligible Obligor Loan Receivables in the most recent Borrowing Base Certificate and such report shall be prepared by an independent valuation provider selected by the Borrower and reasonably acceptable to Agent (provided that the parties agree that Citrin Cooperman is reasonably acceptable to Agent) and shall be prepared on a basis consistent with industry standards; provided that, for the avoidance of doubt, such third party valuation reports shall cover just the value of the Eligible Obligor Loan Receivables, not the underlying collateral of each such Eligible Obligor Loan Receivable,”
(j)    Clause (d) of Section 6.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“(d)    promptly (i) notify Agent upon becoming aware of any proposed amendment, waiver, consent, modification or other change to any Activ8 Loan Document, (ii) deliver to Agent any draft thereof reasonably available to Borrower prior to execution, and (iii) no later than five (5) Business Days following such execution, Borrower shall deliver to Agent a fully executed copy thereof; and”
(k)    Section 6.13 of the Agreement is hereby amended and restated in its entirety to read as follows:
“6.13    Lender Meetings. Borrower will, within ninety (90) days after the close of each fiscal year of Borrower, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Loan Parties and their Subsidiaries.”
(l)    Section 6.22 of the Agreement is hereby amended and restated in its entirety to read as follows:
“6.22    Obligor Agent. Each Obligor Loan Agent (other than the Obligor Loan Agent under the Activ8 Loan Agreement) must at all times be a party to an Obligor Agent Agreement.”
3.    REPRESENTATIONS AND WARRANTIES.
(a)    Borrower hereby affirms to Agent and the Lenders that all of its representations and warranties set forth in the Loan Documents, after giving effect to this Amendment, are true, complete and accurate in all material respects except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).
(b)    Borrower represents and warrants as of the date hereof that (i) Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party and (ii) the execution, delivery and performance by Borrower of this Amendment have been duly approved by all necessary corporate action and does not (A) violate any material provision of federal, state, or local law or regulation applicable to Borrower or its Subsidiaries or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contract of Borrower or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
(c)    Borrower represents and warrants as of the date hereof that this Amendment (i) has been duly executed and delivered by Borrower, (ii) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect, except to the extent that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity or (B) the availability of the remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) does not and will not violate any material provision of the Governing Documents of Borrower or its Subsidiaries.
4.    NO DEFAULTS. Borrower hereby affirms to Agent and the Lenders that no Default or Event of Default has occurred and is continuing as of the date hereof.
5.    CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon fulfillment of each of the following conditions precedent, each in form and substance satisfactory to Agent:

(a)    A duly executed copy of this Amendment;
(b)    A duly executed copy of the Reaffirmation and Agreement of Guaranty attached to this Amendment, duly executed by TRS in connection with that certain Guaranty and Security Agreement, dated as of April 29, 2025 executed and delivered by TRS in favor of Agent (“Guaranty”);
(c)    Receipt by Agent, for the account of [***] in its capacity as a Lender, a Loan Fee in the amount of $6,250, representing the pro-rated Loan Fee in connection with the 2026 Temporary Increase;
(d)    Receipt by Agent and the Required Lenders of evidence satisfactory to Agent, in its reasonable discretion, that for the 4 fiscal quarters (on a quarter-by-quarter basis) immediately following the June 2026 Increase, Borrower and its Subsidiaries are in compliance on a pro forma basis with Section 8 of the Agreement;
(e)    Borrower shall have paid or reimbursed all Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment and all fees payable in accordance with the Fee Letter, in each case, to the extent then due and payable; and
(f)    receipt by Agent of such other agreements, instruments, and documents contemplated by this Amendment or reasonably requested by Agent in connection with this Amendment.
6.    ACKNOWLEDGEMENT. Borrower hereby acknowledges and reaffirms (a) all of its obligations and duties under the Loan Documents, and (b) that Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral.
7.    COSTS AND EXPENSES. Borrower shall pay to Agent all of Lenders’ reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents as well as expenses related to the maintenance of the facility (such as periodic searches).
8.    LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.
9.    COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of each of the other conditions precedent set forth in Section 5 hereof. This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally. Delivery of an executed counterpart of this Amendment by telefacsimile or .pdf shall be equally effective as delivery of a manually executed counterpart.
10.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE. Section 13 of the Agreement is incorporated herein by reference mutatis mutandis.
[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.
[***],
as Agent, Lead Arranger,
Book Runner and the sole Lender

By:
Name: [***]
Title: [***]

Amendment Number Nine
to Loan and Security Agreement

BORROWERS:
ADVANCED FLOWER CAPITAL INC.,
a Maryland corporation

By:    /s/ Brandon Hetzel
Name:    Brandon Hetzel
Title:    Chief Financial Officer and Treasurer

TCGDL LLC,
a Delaware limited liability company

By:    /s/ Brandon Hetzel
Name:    Brandon Hetzel
Title:    Authorized Signatory

Amendment Number Nine
to Loan and Security Agreement

REAFFIRMATION AND AGREEMENT OF GUARANTY
The undersigned (the “Guarantor”) has previously executed the Guaranty referred to in the above Amendment respecting the obligations owing by Guarantor to Agent and Lenders under any Loan Document to which it is a party or by which any of the properties of such Guarantor may be bound or affected. Without limiting the effectiveness of any affirmation, representation, warranty or acknowledgment set forth in the above Amendment, the undersigned hereby: (i) acknowledges the terms of the above Amendment, (ii) represents and warrants to Agent and Lenders that the execution, delivery, and performance of this reaffirmation and agreement of guaranty (“Reaffirmation”) are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority or of any contract or undertaking to which Guarantor is a party or by which any of the properties of Guarantor may be bound or affected; (ii) consent to the amendment of the Agreement by the Amendment; (iv) acknowledge and reaffirm all obligations owing by Guarantor to Agent and Lenders under any Loan Document to which it is a party; (v) agree that each Loan Document to which Guarantor is a party is and shall remain in full force and effect; (vi) agrees that Guarantor is guaranteeing Borrower’s Obligations under (and defined in) the Agreement as the same may be amended, supplemented, modified, or amended and restated from time to time, (vii) agrees that the obligations of Guarantor under the Guaranty continue to be secured by the security interest granted under the Guaranty and any other instruments or agreements executed by Guarantor in connection therewith, and (viii) ratifies and confirms its consent to any previous amendments, modifications or supplements to the Agreement. Although the undersigned has been informed of the matters set forth in the Agreement and has acknowledged and agreed to same, the undersigned understands that Agent and Lenders shall have no obligation to inform Guarantor of such matters in the future or to seek any Guarantor’s acknowledgement or agreement to future amendments or modifications, and nothing herein shall create such a duty.

[Remainder of page intentionally left blank. Signatures follow on next page.]

AFCG TRS1, LLC,
a Delaware limited liability company

By: /s/ Brandon Hetzel_____________________
Name: Brandon Hetzel Title: Authorized Signatory

Reaffirmation and Agreement of Guaranty

ACCEPTED AND ACKNOWLEDGED BY:

[***],
as Agent

By:
Name: [***]
Title: [***]

Reaffirmation and Agreement of Guaranty